                                                                      Exhibit 16




March 26, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 26, 2002 of ITT Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
    Arthur Andersen LLP

cc:      ITT Industries, Inc.
         David J. Anderson
         Senior Vice President and
         Chief Financial Officer